EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement on Form S-8 No. 333-96809 pertaining to the 1997 Stock Incentive Plan, the 2000 Stock Incentive Plan and the 2000 Employee Stock Purchase Plan of Saba Software, Inc. of our report dated June 20, 2002, with respect to the consolidated financial statements of Saba Software, Inc. included in this Annual Report on Form 10-K for the year ended May 31, 2002.

/s/ ERNST & YOUNG LLP

Palo Alto, California
August 26, 2002